Exhibit 10.2

STATE OF SOUTH CAROLINA
COUNTY OF AIKEN

EMPLOYMENT AGREEMENT

                 THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of 18th day of October, 2004 (the “Effective Date”), by and between PEOPLE’S COMMUNITY BANK OF SOUTH CAROLINA (“PCB”) and THOMAS H. LYLES (“Employee”).

W I T N E S S E T H:

                 WHEREAS, Employee currently is employed as President and Chief Operating Officer of PCB, and in such position has provided leadership and guidance in the growth and development of PCB’s business; and,

                 WHEREAS, proposes to enter into an Agreement and Plan of Reorganization and Merger with First Citizens Bank and Trust Company, Inc. (“FCB”), under which PCB will be merged into FCB (the “Merger”) and its operations will be combined with those of FCB; and,

                 WHEREAS, Employee’s experience and knowledge of PCB’s operations, customers, and affairs, and Employee’s knowledge of and standing and reputation in PCB’s market area, have contributed to PCB’s business success, and they will be of continuing benefit to FCB in its succession to and continuation of PCB’s business following the Merger; and, for that reason, and for its own benefit as well as for the benefit of FCB following the Merger, PCB desires to retain Employee’s services as an employee of PCB and its successors in interest for the Term of Employment specified below and to restrict Employee’s ability to complete against PCB or FCB in PCB’s banking markets for a reasonable period following any termination of Employee’s employment; and,

                 WHEREAS, Employee desires to remain as an employee of PCB and, if the Merger is completed, as an employee of FCB following the Merger, and Employee desires to accept PCB’s offer of employment on the basis described herein; and,

                 WHEREAS, PCB and Employee desire to set forth the terms and conditions of Employee’s employment with PCB and FCB in a written agreement and, for that purpose, PCB and Employee have agreed to enter into this Agreement with the intent that this Agreement be binding on and inure to the benefit of PCB as well as its successors in interest, including FCB following the Merger; and,

                 WHEREAS, PCB and Employee have agreed that if the Merger does not become effective on or before the date specified herein, then this Agreement shall terminate and be of no further force and effect.

                 NOW, THEREFORE, in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, PCB and Employee hereby agree as follows:

                 1.     “Employer.” As used throughout the remainder of this Agreement, and except as otherwise indicated by the context, the term “Employer” is intended to refer to PCB and, following the Merger, to FCB which, by virtue of and at the effective time of the Merger, shall assume PCB’s obligations and succeed to its rights and interests hereunder.

                 2.     Employment. Employer agrees to employ Employee, and Employee accepts employment with Employer, upon the terms and conditions stated herein. As an employee of Employer, Employee will (i) serve in such position or positions as shall be specified from time to time by Employer’s Board of Directors, (ii) provide such assistance and advice to Employer as it may request from time to time regarding matters involving Employer’s customers and employees, quality control and review, and other tasks relating to Employer’s operations and, following the Merger, the transition of control over such operations, (iii) promote Employer and its business and engage in business development activities on Employer’s behalf, and (iv) have such other duties and responsibilities, and render to Employer such other management services, as are customary for persons employed in Employee’s position and/or as shall be assigned to Employee from time to time by Employer.

                 3.     Term. Unless sooner terminated as provided in this Agreement, and subject to the right of either Employee or Employer to terminate Employee’s employment at any time as provided herein, the term of Employee’s employment with Employer under this Agreement (the “Term of Employment”) shall be for a period commencing on the Effective Date and, except as otherwise described below, terminating on the “Expiration Date” which, for purposes of this Agreement, shall be the close of business on the first anniversary date of the effective date of the Merger (the “Merger Date”). Employee’s employment following the Expiration Date shall be on an “at will” basis. Notwithstanding anything contained herein to the contrary, this Agreement and the Term of Employment will terminate on the “Termination Date” specified in Paragraph 7(a) if the Merger has not become effective on or before that date.

                 4.     Cash Compensation, Bonus and Expense Reimbursement.

                          (a)     Base Salary. For all services rendered by Employee under this Agreement, during the Term of Employment Employer shall pay Employee base salary at an annual rate of ONE HUNDRED THIRTY-FIVE THOUSAND AND NO/100s DOLLARS ($135,000.00) (“Base Salary”). Base Salary shall be payable not less frequently than monthly in accordance with Employer’s payroll policies and procedures.

                         (b)     Bonus. If Employee remains employed by Employer at the close of business on the Expiration Date, then, at that time, Employer shall pay a cash bonus to Employee in a amount equal to Employee’s Base Salary for period of twelve months calculated at Employee’s annual Base Salary rate in effect on the Merger Date, plus interest on that amount, payable in arrears and calculated from the Merger Date to the Expiration Date, at an annual rate equal to the constant maturity treasury rate, as published by the United States Department of the Treasury on the Merger Date, for U.S. Treasury securities having a remaining maturity of twelve months (the “Cash Bonus”). Except in the case of a termination of Employee’s employment as a result of Employee’s death as described in Paragraph 7(c) below or “without cause” as described in Paragraph 7(d) below, Employee shall have no right to receive the Cash Bonus if Employee’s employment is terminated, voluntarily or involuntarily, for any reason prior to that date. Likewise, Employee shall have no right to receive the Cash Bonus if this Agreement terminates in the manner described in Paragraph 7(a) above.

                         (c)     Expense Reimbursement. Employer shall reimburse Employee for reasonable business expenses incurred by Employee in performance of Employee’s duties hereunder; provided, however, that Employee shall, as a condition of reimbursement, incur such expenses and submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

                 5.     Employee Benefit Plans; Income Taxes.

                         (a)     Benefit Plans. During the Term of Employment, Employee shall be eligible to participate in any and all employee benefit programs maintained by or for Employer that are generally available to and which cover all Employer’s employees, subject to the rules applicable to such plans or programs prevailing from time to time. Except as otherwise specifically provided herein, Employee’s participation in such plans and programs shall be subject to and in accordance with the terms and conditions (including eligibility requirements) of such plans and programs, resolutions of Employer’s Board of Directors establishing such programs and plans, and Employer’s normal practices and established policies regarding such plans and programs.

                         Employee acknowledges that the terms and provisions of Employer’s employee benefit plans and programs from time to time may be determined only by reading the actual plan documents under which Employer or the plan administrator, as applicable, may make certain administrative determinations with discretion, and that Employer reserves the right to modify or terminate each plan or program and any benefits provided thereunder.

                         (b)     Taxes; Withholding. All cash or other compensation payable or provided to Employee under this Agreement shall be subject to any and all applicable withholding, Social Security, employment, income and such other taxes, deductions or assessments as are required by law or customary for Employer’s employees. Employee shall be solely responsible for any income and other taxes owed on account of Employee’s receipt from Employer of all compensation and benefits under this Agreement and, to the extent that Employer reasonably believes itself obligated to do so, Employer may withhold any such taxes from any cash compensation payable to Employee. If the amount of any such taxes that Employer believes itself required to withhold and transmit to any governmental or taxing authority exceeds the amount of any payments then due and payable to Employee and from which such withholding may be made, then Employer may require that Employee pay to it the full amount of any such taxes then due and, if Employee shall fail to make such payment, Employer may itself advance and pay the amount of those taxes and recover any such payments by offset against future payments due under this Agreement.

                 6.     Standards of Performance and Conduct. During the Term of Employment, Employee faithfully and diligently shall discharge Employee’s obligations under this Agreement, perform the duties associated with Employee’s positions with Employer in a manner which is reasonably competent and satisfactory to Employer and in accordance with any performance standards established from time to time by Employer, and make a reasonable effort in good faith to comply with and implement Employer’s policies and procedures in effect and as established from time to time by Employer.

                         In the execution of Employee’s employment duties under this Agreement, Employee shall, at all times and in all material respects, comply with any codes or standards of conduct or ethics policies applicable to Employee and/or Employer’s employees in general, as in effect as of the Effective Date or as may be adopted, amended or supplemented from time to time subsequent thereto (the “Code of Conduct”), and with all federal and state statutes, and all rules, regulations, administrative orders, statements of policy, and other pronouncements or standards promulgated thereunder, which are applicable to Employer and its employees, business, and operations.

                         Employee shall devote substantially all of the Employee’s time, energy and skill during regular business hours to the performance of the duties of the Employee’s employment (reasonable vacations and reasonable absences due to illness excepted).

                 7.     Termination and Termination Pay.

                         (a)     Automatic Termination. In the event that the Merger does not become effective on or before September 30, 2005 (the “Termination Date”), then, without action on the part of Employer or Employee, the Term of Employment and this Agreement automatically shall terminate and this Agreement shall be of no further force or effect. Upon any such termination, Employee shall have no further rights, and Employer shall have no further obligations, under this Agreement; provided, that

Employee will be entitled to receive earned but unpaid Base Salary due under this Agreement through the date of such termination and any unreimbursed expenses to which Employee is entitled to reimbursement under Employer’s policies and procedures.

                         (b)     By Employee. The Term of Employment and Employee’s employment under this Agreement may be terminated at any time by Employee upon 60 days’ written notice to Employer. Upon such termination, Employee shall be entitled to receive Base Salary earned under this Agreement through the effective date of such termination and, thereafter, Employee shall have no further rights and Employer shall have no further obligations hereunder.

                         (c)     Death or Retirement. The Term of Employment and Employee’s employment under this Agreement automatically shall be terminated upon Employee’s death during the Term of Employment or upon the effective date of Employee’s “Retirement.” Upon any such termination, Employee (or, in the case of Employee’s death, Employee’s estate) shall be entitled to receive any Base Salary Employee shall have earned prior to the date of termination but which remains unpaid. Additionally, in the case of such a termination as a result of Employee’s death occurring after the Merger Date and prior to Employee’s receipt of the Cash Bonus described in Paragraph 4(b) above, then, within 30 days following Employee’s death, Employer will pay the Cash Bonus to such individual or individuals as Employee shall have designated in writing as his beneficiary(ies) as provided in Paragraph 9 below or, in the absence of such designation, to Employee’s estate, as applicable. As used in this Agreement, the term “Retirement” shall mean a termination of Employee’s employment with Employer which is treated as a “retirement” under the terms of any of Employer’s retirement plans, or such other termination of Employee’s employment as Employer and Employee shall agree in writing to treat as “Retirement” for purposes of this Agreement.

                         (d)     By Employer. Employer may terminate the Term of Employment and Employee’s employment under this Agreement at any time and for any reason satisfactory to Employer, and whether or not for “Cause” as defined below.

                                 Upon any such termination of Employee’s employment by Employer for Cause, Employee shall have no further rights, and Employer shall have no further obligations, under this Agreement (including any right to receive the Cash Bonus or any compensation or other benefits for any period after such termination); provided, that Employee will be entitled to receive earned but unpaid Base Salary due under this Agreement through the date of such termination and any unreimbursed expenses to which Employee is entitled to reimbursement under Employer’s policies and procedures.

                                 Upon any such termination by Employer under this Paragraph 7(d) without Cause, Employer shall be obligated to (i) pay Base Salary to Employee at Employee’s then current Base Salary rate for the then current unexpired Term of Employment hereunder (which payments shall be made on the same schedule as Employee’s Base Salary was paid by Employer during the Term of Employment), (ii) pay the Cash Bonus to Employee at the time Employer pays the final payment of Base Salary, and, (iii) if Employee chooses to exercise Employee’s rights to purchase continued health insurance coverage under Employer’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Employer shall reimburse Employee for the cost of such continued insurance coverage for the maximum period during which such coverage is available to Employee under COBRA, but not longer than the unexpired Term of Employment hereunder, and shall have no further obligations hereunder.

                                 Notwithstanding any provision in this Agreement to the contrary, before Employer may terminate Employee’s employment for a Cause described in Paragraph 7(d)(i)(A) below, Employer first shall give Employee ten (10) days written notice of the facts or circumstances constituting such Cause for termination, and, if during such period Employee shall cure such Cause to the reasonable satisfaction of Employer, then Employee’s employment shall continue; provided however that, in the event of any reoccurrence or further occurrence of the same Cause, Employer shall have no obligation to give Employee any further or additional notice or opportunity to cure prior to the termination of Employee’s employment. Except as specifically described above, no such notice or opportunity to cure shall be required in the case of termination of Employee’s employment for any Cause.

                                 For purposes of this Paragraph 7(d), Employer shall have “Cause” to terminate Employee’s employment upon:

                                 (i)     A determination by Employer, in good faith, that (A) Employee has breached in any material respect any of the terms or conditions of this Agreement, or has failed in any material respect to perform or discharge Employee’s duties or responsibilities of employment in the manner provided herein, or that (B) Employee has violated any provision of the Code of Conduct, or has engaged in willful misconduct or conduct which is detrimental in any material respect to the business or business prospects of Employer or its parent or other affiliated companies, or which has had or likely will have an adverse effect on Employer’s or its parent’s or other affiliates’ business or reputation;

                                 (ii)     The violation by Employee of any applicable federal or state law, or any applicable rule, regulation, order, or statement of policy promulgated by any governmental agency or authority having jurisdiction over Employer or its parent or affiliated companies, or the operations of any of their respective departments or divisions, including but not limited to the South Carolina Commissioner of Banks, the Federal Deposit Insurance Corporation, the South Carolina Board of Financial Institutions, the Federal Reserve Board, the Securities and Exchange Commission, or any other state or federal regulator (a “Regulatory Authority”), that results from Employee’s negligence, willful misconduct, or intentional disregard of such law, rule, regulation, order, or policy statement;

                                 (iii)    The commission in the course of Employee’s employment with Employer of an act of fraud, embezzlement, theft, or proven personal dishonesty (whether or not such act or charge results in criminal indictment, charges, prosecution, or conviction), or the willful making in the course of Employee’s employment with Employer of any false statement or representation;

                                 (iv)     The conviction of Employee of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, Employer or its parent or affiliated companies; or, in the event Employee becomes unacceptable to, or is removed, suspended, or prohibited from participating in the conduct of Employer’s or its parent’s or affiliated companies’ affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority; or

                                 (v)     Employee’s excessive use of any addictive drug or use of any controlled substance, as defined at 21 U.S.C. § 802 and listed on Schedules I through V of 21 U.S.C. §  812, as revised from time to time, and as defined by other federal laws or regulations, Employee’s use of legal drugs that have not been obtained legally or are not being taken as prescribed by a licensed physician, or Employee’s use of alcohol in a manner that adversely affects the performance of Employee’s job duties under this Agreement, prevents Employee from performing Employee’s job duties safely or creates a risk to the safety of others at the workplace; or,

                                 (vi)     The exclusion of Employee by the carrier or underwriter from coverage under Employer’s then current “blanket bond” or other fidelity bond or insurance policy covering its directors, officers, or employees, or the occurrence of any event that Employer believes, in good faith, will result in Employee being excluded from such coverage, or having coverage limited as to Employee as compared to other covered officers or employees, pursuant to the terms and conditions of such “blanket bond” or other fidelity bond or insurance policy.

                         (e)     Disability. Subject to Employer’s obligations and Employee’s rights under (i) Title I of the Americans with Disabilities Act, the Family and Medical Leave Act, and any other applicable federal or state laws, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of Employer, Employee’s employment under this Agreement automatically shall be terminated in the event Employee becomes disabled during the Term of Employment and it is reasonably determined by Employer that Employee is unable to perform the essential functions of Employee’s job under this Agreement for ninety (90) days or more during any 12-month period. Employee agrees to submit to such medical examinations as may be reasonably requested by Employer in accordance with applicable law with regard to the issue of disability of Employee, permanent disability hereunder and the effective date thereof to be determined by Employer. Upon any such termination, Employee shall be entitled to receive any Base Salary Employee shall have earned prior to the date of termination but which remains unpaid, and shall be entitled to any payments provided under any disability income plan of Employer which is applicable to Employee. Otherwise, Employee shall have no further rights, and Employer shall have no further obligations, under this Agreement.

                         (f)     Effect of Termination. Except as otherwise provided below, upon the earlier of the Termination Date, the Expiration Date, or the effective date of any actual termination of Employee’s employment with Employer under this Agreement for any reason, the provisions of this Agreement, with the exception of Paragraph 8 below and Employer’s obligations, if any, for continued payments of Base Salary and the Cash Bonus under Paragraphs 7(c) and 7(d) above, likewise shall terminate and be of no further force or effect. Employee’s covenants contained in Paragraph 8 below, and Employer’s obligations, if any, under Paragraphs 7(c) and 7(d) above, shall survive and remain in effect in accordance with their terms following the Expiration Date or any actual termination of Employee’s employment. However, in the event of a termination of this Agreement on the Termination Date as provided in Paragraph 7(a) above, then, notwithstanding anything contained herein to the contrary, neither Employee nor Employer shall have any further rights or obligations hereunder, including any obligations pursuant to Paragraph 8 below.

                 8.     Noncompetition; Nonsolicitation; Nonpiracy; Confidentiality.

                         (a)     General. Employee hereby acknowledges and agrees that (i) PCB has made a significant investment in the development of its business in the geographic area identified below as the “Relevant Market” and that, by virtue of FCB’s acquisition of PCB, FCB will acquire a valuable economic interest in Employer’s business in the Relevant Market which it is entitled to protect; (ii) in the course of Employee’s service on behalf of PCB and future service as an employee of FCB, Employee has gained and will gain substantial knowledge of and familiarity with PCB’s and FCB’s customers and their dealings with them, and other information concerning PCB’s and FCB’s businesses, all of which constitute valuable assets and information proprietary to them; and (iii) in order to protect PCB’s and FCB’s interests in their businesses, and to assure FCB the benefit of its acquisition of and succession to PCB’s business, it is reasonable and necessary to place certain restrictions on Employee’s ability to compete against PCB and FCB and on Employee’s disclosure of information about PCB’s and FCB’s businesses and customers. For that purpose, and in consideration of Employer’s agreements contained herein, Employee covenants and agrees with Employer as provided below.

                         (b)     Definitions. For purposes of this Paragraph 8, the following terms shall have the meanings set forth below:

                                          Compete.   The term “Compete” means: (i) acting as a consultant, officer, director, advisory director, independent contractor, employee, organizer or sponsor of any Financial Institution that has, or will have, its main or principal office in the Relevant Market (as defined below), or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business, marketing activities, or solicitation of business for or operation of any office of such Financial Institution located in the Relevant Market; or (ii) communicating to any Financial Institution the names or addresses of or any financial information concerning any Person who was a Customer of Employer on the date of termination of Employee’s employment with Employer.

                                          Confidential Information.  The term "Confidential Information" means any and all information, including but not limited to figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (including any files, data or information maintained electronically, on microfiche or otherwise) relating to Customers, or relating to Employer and its respective lending, deposit and trust operations and related businesses, regulatory examinations, financing sources, financial results and condition, Customers (including lists of Customers and former customers and information regarding their dealings with Employer), prospective Customers, contemplated acquisitions (whether of business or assets), ideas, methods, marketing investigations, surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers and directors, which is or has been disclosed to the Employee or of which the Executive became aware as a consequence of or through the Employee’s relationship to Employer and which has value to Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by Employer (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

                                          Customer.   The term “Customer” means any Person residing or located within the Relevant Market with whom Employer has a depository or loan relationship and/or to whom Employer is providing any service or product.

                                          Financial Institution.  The term "Financial Institution" means (i) any federal or state chartered bank, savings bank, savings and loan association, or credit union (a “Depository Institution”), (ii) any holding company for, or corporation that owns or controls, any Depository Institution (a “Holding Company”), (iii) any direct or indirect subsidiary, service corporation or affiliate of any Depository Institution or Holding Company, or any entity controlled in any way by any Depository Institution or Holding Company, or (iv) any other Person engaged in the business of making loans of any type, soliciting or taking deposits, or providing any other service or product that is provided by Employer or one of its affiliated corporations.

                                          Person.   The term “Person” means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, unincorporated association, or other entity.

                                          Relevant Market. The term "Relevant Market" means any Aiken County and Edgefield County, South Carolina, and Richmond County and Columbia County, Georgia.

                                          Restriction Period. The term "Restriction Period" means the period beginning on the Effective Date and ending on the later of (i) one year following the Merger Date in the event of any termination of Employee’s employment with PCB before the Merger Date, (ii) one year following any termination of Employee’s employment with FCB after the Merger Date but before the Expiration Date, or (iii) one year following the termination of this Agreement on the Expiration Date, and, in the case of any termination of Employee’s employment before or after the Merger Date, whether such termination is initiated by Employee or by PCB or FCB for any reason; provided however that, in the case of an involuntary termination of Employee’s employment by Employer without Cause as defined in Paragraph 7(d) above, the Restriction Period shall not extent beyond the length of the then current unexpired Term of Employment during which Employer is obligated to continue to pay Base Salary to

Employee, but, in such case, the Restriction Period shall immediately expire upon a default by Employer in making the payments for which it is obligated. Notwithstanding anything contained herein to the contrary, in the event any payment required under Paragraph 7(d) is not made by Employer by the due date for that payment, Employer shall not be considered to be in default with respect to that payment for purposes of this Paragraph 8 unless it shall fail to make that payment within ten business days after its receipt of written notice from Employee that the payment has not been made.

                         (c)     Covenant Not to Compete. Employee agrees that, during the Restriction Period, and in consideration of the Employer’s agreements hereunder, Employee shall not Compete, directly or indirectly, with Employer.

                         (d)     Covenant Not to Solicit Customers. Employee agrees that, during the Restriction Period, and in consideration of Employer’s agreements hereunder, Employee shall not solicit any Person who was a Customer on the date of termination of Employee’s employment with Employer to become a depositor in or a borrower from any Financial Institution, to obtain any other service or product from any Financial Institution, or to change any depository, loan, and/or other banking relationship to any Financial Institution, other than Employer.

                         (e)     Covenant Not to Solicit Employees. Employee agrees that, during the Restriction Period, and in consideration of Employer’s agreements hereunder, Employee shall not, directly or indirectly, on Employee’s own behalf or on behalf of others, in the Relevant Market, solicit, recruit or hire away or attempt to solicit, recruit or hire away, to another person or entity providing products or services competitive with the business of Employer, any full-time, part-time or temporary employee of Employer or its affiliates, whether or not such employees are subject to an employment agreement with Employer.

                         (f)     Covenant of Confidentiality. Employee covenants and agrees that, in consideration of Employer’s agreements hereunder, all Confidential Information shall be considered and kept as the confidential, private and proprietary records and information of Employer, and except as shall be required in the course of the performance by Employee of Employee’s duties on behalf of Employer or otherwise pursuant to the direct, written authorization of Employer, Employee, will not at any time (whether during the Term of Employment or following the expiration or termination thereof): divulge any such Confidential Information to any other Person; remove any such Confidential Information in written or other recorded form from Employer’s premises; or make any use of any Confidential Information for Employee’s own purposes or for the benefit of any Person other than Employer. The above obligations of confidentiality shall not prohibit the disclosure of any such Confidential Information by Employee to Employee’s attorneys (if each such attorney is advised of the existence of this agreement), or to the extent such disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or to the extent that, in the reasonable opinion of legal counsel to Employee (which opinion, unless otherwise prohitibed by law, shall be delivered in writing to Employer as far in advance as practicable prior to such disclosure), disclosure otherwise is required by law.

                         (g)     Reasonableness of Restrictions. If any of the restrictions set forth in this Paragraph 8 shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected. Employee acknowledges that PCB has a substantial presence in the Relevant Market, that FCB, through its merger with PCB, will acquire a legitimate economic interest of PCB in the Relevant Market which this Paragraph 8 specifically is intended to protect, and that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect PCB’s and FCB’s economic interest and otherwise are reasonable and proper. In the event the Restriction Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee hereby agrees to submit to such reduction of the Restriction Period as the court shall deem reasonable. In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Employee hereby agrees that the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Paragraph 8 shall be enforced as to all other areas included in the Relevant Market which are not so excluded.

                         (h)     Remedies for Breach. Employee understands and acknowledges that Employee’s breach or violation of any of the covenants contained in Paragraphs 8(c), 8(d), 8(d) and 8(f) shall be deemed a material breach of this Agreement and will cause substantial, immediate and irreparable injury to Employer, and that Employer will have no adequate remedy at law for such breach or violation. In the event of Employee’s actual or threatened breach or violation of the covenants contained in either such Paragraph, Employer shall be entitled to bring a civil action seeking, and, upon a finding by a court of competent jurisdiction that it appears likely that Employee has breached or threatens to breach any of these covenants, shall be entitled to, an injunction restraining Employee from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if Employer institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that Employer has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by Employer of any such right, remedy, power or privilege shall not preclude Employer or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of Employer.

                                 Notwithstanding any provision in this Agreement to the contrary, Employee agrees that the provisions of Paragraphs 8(c), 8(d), 8(e) and 8(f) above and the remedies provided in this Paragraph 8(h) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of Employer under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

                         (i)     Survival of Covenants. Employee’s covenants and agreements and Employer’s rights and remedies provided for in this Paragraph 8 shall survive and remain fully in effect following the expiration of the Term of Employment or any actual termination of Employee’s employment with Employer during the Term of Employment; provided however that, upon any termination of this Agreement pursuant to Paragraph 7(a) above, Employee’s covenants and agreements and Employer’s rights and remedies provided for in this Paragraph 8 likewise shall terminate and be of no further force or effect.

                 9.     Designation of Beneficiary(ies). In order to designate one or more beneficiaries for the purposes described in Paragraph 7(c) above, Employee shall file a written designation with Employer in the form specified by Employer. Each such designation shall specify, by name(s), the person(s) to whom any amounts payable under this Agreement shall be paid following Employee’s death. From time to time, Employee may change or revoke a beneficiary designation without the consent of the beneficiary(ies) by filing a new beneficiary designation form with Employer, and the filing of a new designation form automatically shall revoke any and all designation forms previously filed with Employer. A beneficiary designation form not properly filed with Employer prior to Employee’s death shall be of no force or effect under this Agreement.

                         Subject to reasonable restrictions imposed by Employer and to Employer’s right to refuse to accept such a designation for reasons satisfactory to it, Employee may designate more than one beneficiary and/or alternative or contingent beneficiaries, in which case Employee’s designation form shall specify the relative shares and terms and conditions upon which amounts shall be paid to such multiple or alternative or contingent beneficiaries.

                         If, at the time of Employee’s death, (i) no beneficiary designation is on file with Employer, (ii) no beneficiary designated by Employee has survived Employee, or (iii) there are other circumstances not covered by the beneficiary designation form on file with Employer, then Employee’s estate conclusively shall be deemed to be the beneficiary designated to receive any amounts then remaining payable to Employee under this Agreement.

                         In making all determinations regarding Employee’s beneficiary, the latest designation form filed by Employee with Employer shall control, and all changes in circumstances that occur after the filing of that designation shall be ignored. For example, if Employee’s spouse is designated as beneficiary in the latest designation filed by Employee but, thereafter, is divorced from Employee, such designation shall remain valid until and unless Employee files a later beneficiary designation form with Employer naming a different beneficiary.

                         Any check for a payment under this Agreement that is issued on or before the date of Employee’s death shall remain payable to Employee and shall be handled accordingly, whether or not the check actually is received by Employee prior to death. Any check issued after the date of Employee’s death shall be the property of Employee’s beneficiary(ies) determined in accordance with this Paragraph 9.

                 10.   Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that Employer (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if, in the opinion of counsel to Employer such payment or action: (a) would be prohibited by or would violate any provision of state or federal law applicable to Employer, including without limitation the Federal Deposit Insurance Act, as now in effect or hereafter amended, (b) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (c) otherwise would be prohibited by any Regulatory Authority.

                 11.   Termination of Previous Employment Arrangements. Employee and Employer specifically agree that this Agreement supersedes any and all prior agreements, arrangements or understandings between Employee and Employer pertaining to employment, compensation, severance benefits, or other such arrangements, either oral or written. As additional consideration for Employer’s agreements and obligations under this Agreement, Employee hereby waives any and all rights, and releases Employer from any and all obligations or liabilities, arising under any such prior agreements, arrangements or understandings, or otherwise arising out of the employment relationship between Employee and Employer, and agrees that all such rights and liabilities hereby are terminated and shall be of no further force or effect.

                 12.   Successors and Assigns.

                         (a)     This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Employer (including FCB upon consummation of the Merger) which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase, or otherwise, all or substantially all of the assets of Employer.

                         (b)     Employer is contracting for the unique and personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating Employee’s rights or duties hereunder without first obtaining the written consent of Employer.

                 13.   Modification; Waiver; Amendments. Any term or condition of this Agreement may be waived, either in whole or in part, at any time by the party which is entitled to the benefits thereof; provided, however, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms. This Agreement may be amended, modified or supplemented only by an agreement in writing executed in the same manner as this Agreement.

                 14.   Applicable Law. The parties hereto agree that without regard to principles of conflicts of laws, the internal laws of the State of South Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement, except to the extent that federal law shall be deemed to apply. Any suit or action relating to this Agreement shall be instituted and prosecuted exclusively in the Courts of Richland County, South Carolina, and each party hereto hereby does waive any right or defense relating to such jurisdiction and venue.

                 15.   Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                 16.   No Set-Off by the Employee. The existence of any claim, demand, action or cause of action by the Employee against Employer or its parent or other affiliated companies, whether based upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of any of its rights hereunder.

                 17.   Delivery of Property upon Request or Termination. Upon request by Employer, and in any event at the end of the Term of Employment, Employee will promptly deliver to Employer all property belonging to Employer or its parent or other affiliated companies, including without limitation all Confidential Information, then in Employee’s possession or control.

                 18.   Headings. The section and paragraph headings and captions in this Agreement have been inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of any provisions of this Agreement.

                 19.   Notices. Except as otherwise may be provided herein, all notices, claims, certificates, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or sent by facsimile transmission by one party to the other, or when deposited by one party with the United States Postal Service, postage prepaid; and, if directed to Employer, delivered or addressed to its Chief Financial Officer at its principal executive offices, and if to Employee, delivered or addressed to Employee at Employee’s address in Employer’s records or at such other address as Employee shall specify from time to time in a notice given to Employer as provided above.

                 20.   Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

                 21.   Entire Agreement. This Agreement (including all schedules, exhibits, and other documents attached hereto, and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements, promises, warranties, covenants or undertakings among, any of the parties hereto that are not expressly set forth in this Agreement.

                 IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officer in pursuance of authority duly given by its Board of Directors, and Employee has set hereunto Employee’s hand and adopted as Employee’s seal the typewritten word “SEAL” appearing beside Employee’s name, all as of the day and year first above written.

PEOPLE'S COMMUNITY BANK
OF SOUTH CAROLINA

By: /s/ Tommy B. Wessinger
Attested:
Its: Chairman & Chief Executive Officer
/s/ Jean Covington Chief Financial Officer

EMPLOYEE

/s/ Thomas H. Lyles (SEAL)
Thomas H. Lyles